EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ___
                             ------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                           13-5266470
                                                           ---------------------
                                                           (I.R.S. employer
                                                           identification no.)

399 Park Avenue, New York, New York                        10043
-----------------------------------                        -------------
(Address of principal executive office)                    (Zip Code)
                             -----------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
               (Exact name of obligor as specified in its charter)

New York                                              38-0572512
-------------------------------                       ---------------------
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)

767 FIFTH AVENUE                                      10153
NEW YORK, NEW YORK                                    ----------
                                                      (Zip Code)

3044 WEST GRAND BOULEVARD                             48202
DETROIT, MICHIGAN                                     ----------
----------------------------------------              (Zip Code)
(Address of principal executive offices)

                             -----------------------
                     MEDIUM TERM NOTES DUE FROM A MINIMUM OF
                           9 MONTHS FROM DATE OF ISSUE
                       (Title of the indenture securities)

Item 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                      ADDRESS
            Comptroller of the Currency               Washington, D.C.

            Federal Reserve Bank of New York          New York, NY
            33 Liberty Street
            New York, NY

            Federal Deposit Insurance Corporation     Washington, D.C.

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16.    LIST OF EXHIBITS.


            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A.(as of September 30, 1996 -attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.



                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 13th day of December, 1996.


                                          CITIBANK, N.A.


                                          /S/ Robert T. Kirchner
                                          ----------------------
                                      By: Robert T. Kirchner
                                          Vice President

                             Charter No. 1461

                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                           DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF
                                 Citibank, N. A.

of New York in the State of New York, at the close of business on September 30, 1996 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter Number 1461 Comptroller of the Currency Northeastern District.
                                  ASSETS
                                                            Thousands
                                                            of dollars
Cash and balances due from
   depository institutions:
  Noninterest-bearing balances
    and currency and coin                                 $  8,647,000
  Interest-bearing balances:                                13,006,000
  Held-to-maturity securities                                        0
  Available-for-sale securities                             22,101,000
Federal funds sold and
  securities purchased under
  agreements to resell in
  domestic offices of the
  bank and of its Edge and
  Agreement subsidiaries,
  and in IBFs: Federal
  funds sold                                                 4,263,000
  Securities purchased under
  agreements to resell                                         370,000
Loans and lease financing receivables:
  Loans and leases, net of
    unearned income                       $147,806,000
LESS: Allowance for loan and
  lease losses                               4,386,000
LESS: Allocated transfer risk
  reserve                                            0
                                          ------------
Loans and leases, net of unearned
  income, allowance and reserve                            143,420,000
Trading assets                                              24,655,000
Premises and fixed assets
  (including capitalized leases)                             3,547,000
Other real estate owned                                        708,000
Investments in unconsolidated
  subsidiaries and associated companies                      1,220,000
Customers' liability to this bank on
  acceptances outstanding                                    2,270,000
Intangible assets                                              105,000
Other assets                                                 7,084,000
                                                          ------------
TOTAL ASSETS                                              $231,396,000
                                                          ============

                                   LIABILITIES
Deposits:
  In domestic offices                                     $ 35,623,000
    Noninterest-bearing                   $ 13,178,000
    Interest-bearing                        22,445,000
                                          ------------
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                 130,945,000
      Noninterest-bearing                    8,792,000
      Interest-bearing                     122,153,000
                                          ------------
Federal funds  purchased and securities
  sold under agreements to repurchase in
  domestic offices of the bank and of its
  Edge and Agreement  subsidiaries,  and
  in IBFs:
    Federal funds purchased                                  1,872,000
    Securities sold under agreements
      to repurchase                                            398,000
    Demand notes issued to the U.S.
      Treasury                                                       0
Trading liabilities                                         17,042,000
Other borrowed money:
   With a remaining maturity of one year
   or less                                                   9,839,000
   With a remaining maturity of more than
   one year                                                  4,014,000
Mortgage indebtedness and obligations
  under capitalized leases                                     137,000
Bank's liability on acceptances
  executed and outstanding                                   2,316,000
Subordinated Notes and debentures                            4,700,000
Other liabilities                                            8,549,000
                                                          ------------
TOTAL LIABILITIES                                         $215,435,000
                                                          ============
Limited-life preferred stock
  and related surplus                                                0
                              EQUITY CAPITAL
Perpetual preferred stock and
  related surplus                                                    0
Common stock                                              $    751,000
Surplus                                                      6,895,000
Undivided profits and capital reserves                       8,308,000
Net unrealized holding gains (losses)
  on available-for-sale securities                             590,000
Cumulative foreign currency translation
  adjustments                                                 (583,000)
                                                          ------------
TOTAL EQUITY CAPITAL                                      $ 15,961,000
                                                          ------------
TOTAL LIABILITIES AND LIMITED-LIFE
  PREFERRED STOCK, AND EQUITY CAPITAL                     $231,396,000
                                                          ============

      I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                    ROGER W. TRUPIN

      We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS
JOHN S. REED
WILLIAM R. RHODES
DIRECTORS